SHARE EXCHANGE AGREEMENT

by and between

PRIMCO MANAGEMENT, INC.

and

NEW FIERCE ENTERTAINMENT, INC.

Dated as of August 6, 2014

SHARE EXCHANGE AGREEMENT dated as of August 6, 2014 (this "Agreement") between Primco Management, Inc., a Delaware corporation ("Primco") and New Fierce Entertainment, Inc., a Nevada corporation ("NFE," Primco and NFE shall be collectively referred to herein as the "Parties")

BACKGROUND

Primco desires to issue and sell 1,000,000 shares of newly designated Series B Preferred Stock, par value 0.00001, of Primco (the "Shares"), in exchange for 1,000,000 shares of newly designated Series C Preferred Stock, par value $0.001 per share, of NFE (the "Exchange Shares"), on the terms and subject to the conditions set forth herein (the "Exchange").

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE SHARES AND THE EXCHANGE SHARES

Section 1.1 The Shares. Each of the Shares shall be convertible, at the election of NFE, into a number of common shares of Primco calculated by dividing $0.72 by the ten-day average closing price of Primco's common stock, as reported by Bloomberg. Notwithstanding any of the foregoing, in no event shall the Shares be convertible into common shares, if upon conversion, the sum of (1) the number of shares of common stock of Primco beneficially owned by NFE and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the Shares or the unexercised or unconverted portion of any other security subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by NFE and its affiliates of more than 4.99% of the outstanding shares of common stock of Primco. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the NFE upon, at the election of the NFE, not less than 30 days' prior notice to Primco, and the provisions of the conversion limitation shall continue to apply until such 30th day (or such later date, as determined by the NFE, as may be specified in such notice of waiver). Additionally, notwithstanding any of the foregoing, in any thirty (30) calendar day period, NFE shall be limited to the conversion of Shares with an aggregate value of $150,000 as determined by the sum of Shares converted in said period multiplied for each conversion during said period by the ten-day average closing price of Primco's common stock as reported by Bloomberg on conversion of such Shares to common stock. No fractional common shares shall be issued upon conversion of either the Shares. The Shares shall not be entitled to voting rights prior to conversion to common stock. Holders of the Shares shall be entitled to twenty (20) days advance written notice by Primco of any intent to complete a sale or liquidation transaction involving an amount of cash or property in excess of $100,000. The Shares shall have a fixed liquidation preference of $0.72 per Share. The remaining terms of the Shares shall be identical to the terms of the Exchange Shares and customary for transactions of this nature. The Shares shall be issued to NFE pursuant to Article II hereof. The Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of Primco and shall be deemed fully earned as of the date hereof

Section 1.2 The Exchange Shares. Each of the Exchange Shares shall be convertible, at the election of Primco, into a number of common shares of NFE calculated by (a) multiplying the number of issued and

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outstanding common shares of NFE by 0.25 divided by 1,000,000, if NFE has not completed a public or private offering of its common shares after the date hereof for funding in excess of $500,000 and with an NFE valuation in such offering in excess of $3,000,000 (an "Offering"); (b) dividing $0.90 by the most recent Offering price if NFE has completed an Offering but if NFE's common stock is not being publicly traded and reported by Bloomberg; and (c) dividing $0.90 by the ten-day average closing price of NFE's common stock as reported by Bloomberg, if NFE has completed an Offering and if NFE's common stock is being publicly traded and reported by Bloomberg. Notwithstanding any of the foregoing, in no event shall the Exchange Shares be convertible in common shares, if upon conversion, the sum of (1) the number of shares of common stock of NFE beneficially owned by Primco and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the Exchange Shares or the unexercised or unconverted portion of any other security subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of Exchange Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by Primco and its affiliates of more than 4.99% of the outstanding shares of common stock of NFE. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Primco upon, at the election of the Primco, not less than 30 days' prior notice to the NFE, and the provisions of the conversion limitation shall continue to apply until such 30th day (or such later date, as determined by the Primco, as may be specified in such notice of waiver). Additionally, notwithstanding any of the foregoing, if NFE has completed an Offering and if NFE's common stock is being publicly traded and reported by Bloomberg, in any thirty (30) calendar day period, Primco shall be limited to the conversion of Exchange Shares with an aggregate value of $150,000 as determined by the sum of Exchange Shares converted in said period multiplied for each conversion during said period by the ten-day average closing price of NFE's common stock as reported by Bloomberg on conversion of such Exchange Shares to common stock. No fractional common shares shall be issued upon conversion of the Exchange Shares. The Exchange Shares shall not be entitled to voting rights prior to conversion to common stock. Holders of the Exchange Shares shall be entitled to twenty (20) days advance written notice of any intent to complete a sale or liquidation transaction involving an amount of cash or property in excess of $100,000. The Exchange Shares shall have a fixed liquidation preference of $0.90 per Exchange Share. The remaining terms of the Exchange Shares shall be identical to the terms of the Shares and customary for transactions of this nature. The Exchange Shares shall be issued to Primco, pursuant to Article II hereof. The Exchange Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of NFE's stock, respectively, and shall be deemed fully earned as of the date hereof

ARTICLE II

SHARE EXCHANGE

Section 2.1 Share Exchange. Upon the terms and subject to the conditions of this Agreement, Primco agrees to issue and sell to NFE, the Shares, and in exchange therefor at the Share Exchange Closing, NFE shall issue to Primco the Exchange Shares.

Section 2.2 Share Exchange Closing.

(a) Primco will deliver a certificate representing the Shares and registered in the name of NFE, and NFE will deliver a certificate representing the Exchange Shares and registered in the name of Primco. Subject to the satisfaction of the conditions set forth in Article VI, the time and date of such deliveries shall be 10:00 a.m., Pacific Standard Time, on a date and at a place to be specified by the parties (the "Share Exchange Closing"), which date shall be no later than the day after satisfaction or waiver of the latest to

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occur of the conditions set forth in Article VI.

(b) The documents to be delivered at the Share Exchange Closing by or on behalf of the parties hereto pursuant to this Article II and any additional documents requested by NFE pursuant to Section 8.2, will be delivered at the Share Exchange Closing at the offices of NFE at 8306 Wilshire Boulevard #904, Beverly Hills, CA 90211 or as such other place as notified by NFE to Primco in writing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PRIMCO

Primco represents and warrants to NFE as of the date hereof that:

Section 3.1 Existence and Power. Primco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Primco has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 3.2 Capitalization. The authorized capital stock of Primco consists of 4,990,000,000 shares of Primco Common Stock of which, as of August 2, 2014 (the "Primco Capitalization Date") no more than 4,979,119,725 shares were issued and outstanding, and 10,000,000 shares of preferred stock of which, as of Primco Capitalization Date, 10,000,000 are designated as Series A Shares, 7,000,000 shares of which were issued and outstanding. As of Primco Capitalization Date, there were no outstanding Primco Stock Options. As of Primco Capitalization Date, there were no shares of Primco Common Stock reserved for issuance under Primco Stock Plans, and there were no shares of Primco Common Stock reserved for issuance under the terms of its convertible Preferred Stock. All of the issued and outstanding shares of Primco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.3 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Primco, and this Agreement is a valid and binding obligation of Primco, enforceable against it in accordance with their terms.

Section 3.4 Board Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of Primco.

Section 3.5 Valid Issuance of Preferred Stock. The Shares will have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights.

Section 3.6 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by Primco of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of Primco or the articles of incorporation, charter, bylaws or other governing instrument of any Subsidiary of Primco.

Section 3.7 Purchase for Own Account. Primco is acquiring the Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder

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(the "Securities Act").

Section 3.8 Private Placement. Primco understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by NFE in a transaction exempt from the registration requirements thereof and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. Primco represents that it is an institutional "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).

Section 3.9 Legend. Each certificate representing an Exchange Share will bear a legend to the following effect unless NFE determines otherwise in compliance with applicable law:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NFE

NFE represents and warrants to Primco as of the date hereof that:

Section 4.1 Existence and Power. NFE is duly organized and validly existing under the laws of the state of Nevada and has all requisite power and authority to enter into and perform its obligations under this Agreement.

Section 4.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of NFE, and this Agreement is a valid and binding obligation of NFE, enforceable against it in accordance with its terms.

Section 4.3 Valid Issuance. The Exchange Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Exchange Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights.

Section 4.4 Non-Contravention. The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the organizational or governing documents of NFE.

Section 4.5 Purchase for Own Account. NFE is acquiring the Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act.

Section 4.6 Private Placement. NFE understands that (i) the Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by Primco in a transaction exempt from the registration requirements thereof and (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. NFE represents that it is an institutional "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).

Section 4.7 Legend. Each certificate representing a Share will bear a legend to the following effect unless Primco determines otherwise in compliance with applicable law:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

ARTICLE V

OTHER

Section 5.1 Reserved Share Amount. Each Party shall irrevocably authorize and instruct their respective transfer agents, in a form reasonably acceptable to the other, to reserve a sufficient number of shares of common stock ("Common Stock") for issuance upon partial or full conversion of the Exchange Shares (the "Reserve Shares"), initially 360,000,000 common shares of Primco once such shares are available for issuance. Following the submission of any conversion notice for the Shares or Exchange Shares, this reserve amount shall automatically be increased back to an amount equal to the number of Reserve Shares until the Shares or Exchange Shares have been fully retired, at which point the reserve will be extinguished. In the event that the amount of Reserve Shares are exhausted prior to the full conversion of the Shares or Exchange Shares, for any reason, each Party shall authorize and instruct its transfer agent to immediately issue, upon receipt of a conversion notice for any remaining portion of the Shares or Exchange Shares such additional shares of common stock of Primco or NFE due and owing to NFE or Primco, respectively, and arising out of said conversion from the remaining authorized and unissued common stock of Primco or NFE, respectively.

Section 5.2 Payment of Personal Expenses. From and after the date hereof and for a period of twenty-four (24) months, NFE shall not pay Christopher Petzel or any affiliate any amount in a given year in excess of $100,000 unless such payment is for reimbursement of an NFE expense or in repayment of a loan made in cash to NFE after the date of this Agreement. NFE shall provide verification that such payment is for reimbursement of an NFE expense at Primco's request, and Primco shall have the right to audit any such payment transaction at its own expense.

Section 5.3 Liquidated Damages. If Primco has not, by October 31, 2014, (i) validly designated, issued and delivered the Shares, and (ii) provided to NFE in writing the transfer instructions set forth in Section 5.1, Primco shall pay NFE Fifty Thousand United States Dollars ($50,000). The Parties agree that quantifying losses arising from the other's delay is inherently difficult insofar as delay may impact a Party's reputation, and the Parties further stipulate that the agreed upon sum is not a penalty, but rather a reasonable measure of damages, based upon the Parties' experience in the entertainment industry and given the nature of the losses that may result from delay.

Section 5.4 Compliance with Law. At all times hereafter, each Party shall comply with all federal and state laws, and Primco shall remain current in its filings with the SEC.

ARTICLE VI

CONDITIONS TO SHARE EXCHANGE CLOSING

Section 6.1 Conditions to Each Party's Obligation To Effect the Exchange. The respective obligations of

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the parties hereunder to effect the Exchange shall be subject to the following condition:

(a) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Exchange shall be in effect.

Section 6.2 Conditions to the Obligations of NFE. The obligations of NFE hereunder to effect the Exchange shall be subject to the satisfaction, or waiver by NFE, of the following condition:

(a) Designation of Preferred Shares. Primco and its Board of Directors shall have caused the designation of its new Series B Preferred Stock as set forth herein.

(b) Notice Period. If required by law or statute, Primco shall have provided notice to the stockholders of Primco that Primco will issue Shares without obtaining stockholder approval.

(b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal NFE's unrestricted and unlimited right to vote the Shares shall be in effect.

ARTICLE VII

TERMINATION

Section 7.1 Injunction; Illegality. This Agreement may be terminated at any time prior to the Share Exchange Closing by NFE if an order, injunction or decree shall have been issued by any court or agency of competent jurisdiction and shall be nonappealable, or other law shall have been issued preventing or making illegal the completion of the Exchange or the other transactions contemplated by this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally, by email or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(a) (i) if to Primco, to:

2211 Elliott Ave.
Suite 200
Seattle, WA 98121
Email: contact@primcousa.com

(b) if to NFE, to:

New Fierce Entertainment, Inc.
8306 Wilshire Boulevard #904
Beverly Hills, CA 90211
Email: cp@fierceentertainment.com
Facsimile: (310) 860 9446

Section 8.2 Further Assurances. Each party hereto shall do and perform or cause to be done and

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performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by Primco and NFE. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.4 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 8.6 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.7 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 8.9 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 8.11 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties

hereto any rights or remedies hereunder.

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PRIMCO MANAGEMENT, INC.

By: ______________________________
Name: David Michery
Title: President and Chief Executive Officer

NEW FIERCE ENTERTAINMENT, INC.

By: ______________________________
Name: Christopher Petzel
Title: President and Chief Executive Officer